Exhibit 10.3

ADVISORY SERVICES AGREEMENT

between

ICO Global Communications (Holdings) Limited

and

EAGLE RIVER, INC

Dated as of November 11, 2005

ADVISORY SERVICES AGREEMENT

This Advisory Services Agreement (this “Agreement”) is entered into as of November 11, 2005, between ICO Global Communications (Holdings) Limited, a Delaware corporation (the “Company”), and Eagle River, Inc., a Washington corporation (“ERI”).

WHEREAS, ERI is willing to provide advisory services to the Company on the terms and subject to the conditions contained in this Agreement;

NOW, THEREFORE, for and in consideration of the premises, the covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the execution and delivery hereof, the parties agree as follows:

ARTICLE 1

ENGAGEMENT

The Company hereby engages ERI to provide advisory services to the Company. ERI shall have no obligations other than as expressly stated in this Agreement.

ARTICLE 2

SERVICE STANDARDS

ERI shall provide its services hereunder in compliance with this Agreement and all applicable law. In performing its obligations hereunder, ERI shall act in a manner that it reasonably believes to be in or not opposed to the best interests of the Company consistent with the agreements and standards set forth herein.

ARTICLE 3

SERVICES TO BE PROVIDED

Section 3.1.          Duties.

Subject to the terms and conditions of this Agreement, the Company hereby engages ERI and ERI hereby accepts the engagement, to provide advisory and consulting services to the Company and its Board of Directors, at the request and direction, from time to time, of the Company’s Board of Directors, or of any duly appointed and acting senior executive officer, including without limitation, advice as to the development, ownership and operation of satellite telecommunications services, advice concerning long-range planning and strategy for the development and growth of the Company, advice and support in connection with its dealings with federal, state and local regulatory authorities, advice regarding employment, retention and compensation of employees, and assistance in short-term and long-term financial planning.

Section 3.2.          Non-Company Responsibilities.

ERI and its representatives are at all times specifically permitted to engage in any other business ventures and activities including management of other businesses and companies and including such activities as may be deemed to be in competition with the Company and shall have no obligation to account to the Company for any such business ventures or activities.

Section 3.3.            Restrictions on Authority.

ERI shall not have any authority to enter contracts on behalf of the Company or to otherwise bind the Company.

ARTICLE 4

COMPENSATION

Section 4.1.            Reimbursement.

The Company shall reimburse ERI for all out-of-pocket expenses (“Out-of-Pocket Expenses”) reasonably incurred by ERI for goods and services provided by third parties to, for or on behalf of the Company (including those out-of-pocket expenses incurred by ERI in traveling to and from and visiting the business of the Company in connection with providing services under this Agreement). ERI shall provide the Company with a statement setting forth in reasonable detail (and with copies of invoices or other supporting documentation) the Out-of-Pocket Expenses claimed, and the Company shall pay to ERI such amount within thirty (30) days of receipt of the statement. Notwithstanding anything to the contrary contained in this Agreement, in no event will ERI be responsible for the payment from its own funds of any expenses, obligations or liabilities of the Company, unless such expenses, obligations or liabilities arose directly from the willful misconduct or gross negligence of ERI.

Section 4.2.          Advisory Fee.

ERI, in consideration of the terms of this Agreement, shall be paid, commencing on the date hereof, an advisory fee per annum of $500,000 (the “Advisory Fee”), payable in equal quarterly installments of $125,000 due on the first (1st) day of March, June, September, and December, provided that the first such payment shall be due on the date hereof and shall be prorated to reflect the Advisory Fee attributable to the period beginning on the date hereof and ending on the last day of the month. The annual fee can be paid in cash or stock as determined by the Board of Directors of Company. The amount of the Advisory Fee shall be subject to re-negotiation from time to time upon the agreement of the parties.

Term and Termination

Section 4.3.          Term.

This Agreement shall commence on the date hereof and, unless earlier terminated in accordance herewith, will terminate on the third (3rd) anniversary of the date hereof (the “Term”). This Agreement will be renewed automatically for additional one (1) year terms unless either party cancels this Agreement by written notice to the other party given at least sixty (60) days prior to the end of the then current term.

Section 4.4.           Termination.

(a)           By the Company. The Company shall have the right to terminate this Agreement for any reason, upon not less than ninety (90) days prior written notice to ERI.

(b)           By ERI. ERI may terminate this Agreement:

(i)            if the Company has failed to make any payment pursuant to Article 4 within thirty (30) days following ERI’s written notice to the Company of such failure;

(ii)           in the event of a material breach of this Agreement by the Company (other than a payment default) which has not been cured within thirty (30) days following notice thereof from ERI;

(iii)         upon the bankruptcy of the Company; or

(iv)         at any time upon 120 days prior written notice to the Company.

Section 4.5.           Benefits Payable Upon Termination.

Following the termination of this Agreement for any reason, ERI shall be paid all outstanding reimbursable expenses due to ERI as of the date of termination and any Advisory Fee earned, but unpaid, for services rendered to the Company on or prior to the date of such termination, but, except for the issuance of the Warrants in payment of the Incentive Compensation, ERI shall not otherwise be entitled to compensation in respect of its services under this Agreement. If this Agreement terminates other than on the last day of the month, ERI shall promptly reimburse the Company for the amount of the Advisory Fee paid with respect to such month and attributable to the period beginning on the date of termination and ending on the last day of such month. Termination of this Agreement shall not modify the Company’s obligation to issue the Warrants in payment of the Incentive Compensation.

Section 4.6.          Remedies.

The remedies set forth herein are not intended to be exclusive, and all remedies shall be cumulative and may be exercised concurrently with any other remedy available to ERI or the Company at law or in equity.

Section 4.7.          Continuing Obligations.

After receipt of written notice of termination from the Company, but prior to the effective date of such termination, ERI shall continue to perform under this Agreement unless specifically instructed to discontinue such performance. In the event of termination, ERI and the Company shall remain liable for their respective obligations accrued under this Agreement prior to the effective date of termination.

ARTICLE 5

LIMITATIONS OF LIABILITY

Notwithstanding any other provision of this Agreement, ERI shall not be liable for any failure or delay in its performance hereunder or for any performance which is substandard, except where such failure, delay or substandard performance is the result of willful misconduct or gross negligence on the part of ERI. ERI shall not be responsible to the Company for any indirect, incidental, consequential or special damages to the Company, the business of the Company or any subscriber or customer of any business of the Company or any other person, including any damage to or loss of revenues, business or goodwill, suffered by any person or entity for any failure of any system or failure of performance hereunder.

ARTICLE 6

INDEMNIFICATION; EXPENSES

Section 6.1.           Indemnification.

In the event ERI is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding (a “Proceeding”), whether civil, criminal, administrative, or investigative (whether or not by or in the right of the Company), by reason of the fact that ERI is or was ERI of the Company under the terms hereof, ERI shall be entitled to be indemnified by the Company to the full extent then permitted by law against expenses (including counsel fees and disbursements and fees and disbursements for mediation, arbitration, trial and appeal), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by it in connection with such Proceeding.

Section 6.2.          Advancement of Expenses.

The Company shall from time to time, reimburse or advance to ERI the funds necessary for payment of expenses, including attorneys’ fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding, provided the Company receives an undertaking by or on behalf of ERI to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that ERI is not entitled to be indemnified for such expenses.

ARTICLE 7

MISCELLANEOUS

Section 7.1.          Counterparts.

This Agreement may be executed in several counterparts, all of which taken together shall be deemed to constitute one and the same instrument.

Section 7.2.           Construction.

Each of the parties hereto acknowledges that it has reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto.

Section 7.3.           Benefit, Assignment.

This Agreement shall be binding upon and inure to the benefit of all parties hereto and their respective successors and permitted assigns.

Section 7.4.           Complete Agreement.

This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all prior understandings, agreements, and representations written or oral, relating to such subject matter.

Section 7.5.           Amendment.

This Agreement may not be amended except by a writing signed by each of the parties.

Section 7.6.           Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS, AND NOT THE LAWS OF CONFLICT, OF THE STATE OF WASHINGTON, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

Section 7.7.          Severability.

If any provision of this Agreement or the application thereof to any person or circumstance shall for any reason or to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but, rather, shall be enforced to the extent permitted by law. Furthermore, in lieu of such an illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid or enforceable.

Section 7.8.          Further Assurances.

The parties agree that they will take all such further actions and execute and deliver all such further instruments and documents as may be required in order to effectuate the agreements set forth in this Agreement.

Section 7.9.            Waiver.

No failure or delay on the part of the parties or either of them in exercising any right, power or privilege hereunder, nor any course of dealing between the parties shall operate as a waiver of any such right, power or privilege nor shall any single or partial exercise of any such right, power or privilege preclude the simultaneous or later exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and are not exclusive of any rights or remedies which the parties or either of them would otherwise have.

Section 7.10.         Notices.

All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given or made (i) upon delivery if delivered personally (by courier service or otherwise) or (ii) upon confirmation of dispatch if sent by facsimile transmission (which confirmation shall be sufficient if shown by evidence produced by the facsimile machine used for such transmission), in each case to the applicable addresses set forth below (or such other address as the recipient may specify in accordance with this Section):

to ERI at:

2300 Carillon Point

Kirkland, Washington 98033-7353

Attention: President

to the Company at:

11700 Plaza America Drive, Suite 1010

Reston, Virginia 20190

Attention: J. Timothy Bryan

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

ICO Global Communications (Holdings)
Limited

By:	/s/ J. Timothy Bryan
J. Timothy Bryan, Chief Executive Officer

ERI:

EAGLE RIVER, INC.

	By:	/s/ Benjamin G. Wolff
Benjamin G. Wolff, President

[Signature Page to Advisory Services Agreement]

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